Exhibit 99.1

TransDigm Group Reports Fiscal 2024 First Quarter Results

Cleveland, Ohio, February 8, 2024/PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the first quarter ended December 30, 2023.
First quarter highlights include:
•Net sales of $1,789 million, up 28% from $1,397 million in the prior year's quarter;
•Net income of $382 million, up 67% from the prior year's quarter;
•Earnings per share of $4.87, up 46% from the prior year's quarter;
•EBITDA As Defined of $912 million, up 30% from $699 million in the prior year's quarter;
•EBITDA As Defined margin of 51.0%;
•Adjusted earnings per share of $7.16, up 56% from $4.58 in the prior year's quarter; and
•Upward revision to fiscal 2024 net sales and EBITDA As Defined guidance.

Quarter-to-Date Results
Net sales for the quarter increased 28.1%, or $392 million, to $1,789 million from $1,397 million in the comparable quarter a year ago. Organic sales growth as a percentage of net sales was 23.5%.
Net income for the quarter increased $153 million, or 66.8%, to $382 million from $229 million in the comparable quarter a year ago. The increase in net income primarily reflects the increase in net sales described above and the application of our value-driven operating strategy. The increase was partially offset by higher income tax expense, higher interest expense and higher non-cash stock and deferred compensation expense.
GAAP earnings per share were reduced in the first quarter of fiscal 2024 and 2023 by $1.75 per share and $0.67 per share, respectively, as a result of dividend equivalent payments made during each quarter. As a reminder, GAAP earnings per share are reduced when TransDigm makes dividend equivalent payments pursuant to the Company's stock option plans. These dividend equivalent payments are made during the Company's first fiscal quarter each year and also upon payment of any special dividends, such as the $35.00 per share special dividend paid in the first quarter of fiscal 2024.
Adjusted net income for the quarter increased 58.2% to $413 million, or $7.16 per share, from $261 million, or $4.58 per share, in the comparable quarter a year ago.
EBITDA for the quarter increased 32.2% to $859 million from $650 million for the comparable quarter a year ago. EBITDA As Defined for the quarter increased 30.5% to $912 million compared with $699 million in the comparable quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 51.0% compared with 50.0% in the comparable quarter a year ago.

"I am very pleased with our first quarter operating results and strong start to the fiscal year," stated Kevin Stein, TransDigm Group's President and Chief Executive Officer. "Total revenue ran ahead of our expectations and our commercial aftermarket revenues further expanded. Our EBITDA As Defined margin was 51.0% for the quarter, up approximately 100 basis points from the comparable prior year period. Excluding the results related to Calspan, acquired May 2023, our first quarter EBITDA As Defined margin was approximately 51.8%. As always, we remain focused on our operating strategy, value drivers and effectively managing our cost structure. We look forward to the opportunity to continue creating value for our shareholders throughout the remainder of our fiscal 2024."
As previously reported, on November 9, 2023, TransDigm entered into a definitive agreement to acquire the Electron Device Business of Communications & Power Industries ("CPI"), a portfolio company of TJC, L.P., for approximately $1.385 billion in cash. The acquisition is expected to close this fiscal year, subject to regulatory approvals in the United States and United Kingdom and customary closing conditions. CPI's Electron Device Business is a leading global manufacturer of electronic components and subsystems primarily serving the aerospace and defense market. Its products are highly engineered, proprietary components with significant aftermarket content and a strong presence across aerospace and defense platforms.
During the quarter, on November 28, 2023, TransDigm successfully completed a private offering of $1.0 billion of 7.125% senior secured notes due December 1, 2031 ("2031 Secured Notes"). Also on November 28, 2023, TransDigm successfully issued $1.0 billion in new Tranche J term loans maturing February 28, 2031. The applicable interest rate for the Tranche J term loans is Term Secured Overnight Financing Rate ("SOFR") plus 3.25%. TransDigm intends to use the net proceeds of the offering of the 2031 Secured Notes and new Tranche J term loans to fund the purchase of CPI's Electron Device Business and for general corporate purposes.
Please see the attached tables for a reconciliation of income from continuing operations to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined; and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.
Fiscal 2024 Outlook
Mr. Stein stated, “We are raising our full year net sales and EBITDA As Defined guidance primarily to reflect our strong first quarter results and current expectations for the remainder of the fiscal year. On the net income line, the impact of this guidance raise will be partially offset by the additional interest expense relating to the financing activities completed during the quarter - we took on incremental debt to fund the pending acquisition of CPI's Electron Device Business.” This guidance excludes any EBITDA As Defined contribution from the pending acquisition of CPI's Electron Device Business.
TransDigm now expects fiscal 2024 financial guidance to be as follows:
•Net sales are anticipated to be in the range of $7,575 million to $7,755 million compared with $6,585 million in fiscal 2023, an increase of 16.4% at the midpoint (an increase of $85 million at the midpoint from prior guidance);
•Net income is anticipated to be in the range of $1,560 million to $1,662 million compared with $1,299 million in fiscal 2023, an increase of 24.0% at the midpoint (a decrease of $86 million at the midpoint from prior guidance);

•Earnings per share is expected to be in the range of $25.25 to $27.01 per share based upon weighted average shares outstanding of 57.8 million shares, compared with $22.03 per share in fiscal 2023, which is an increase of 18.6% at the midpoint (a decrease of $1.45 per share at the midpoint from prior guidance);
•EBITDA As Defined is anticipated to be in the range of $3,920 million to $4,050 million compared with $3,395 million in fiscal 2023, an increase of 17.4% at the midpoint (an increase of $45 million at the midpoint from prior guidance and corresponding to an EBITDA As Defined margin guide of approximately 52.0% for fiscal 2024);
•Adjusted earnings per share is expected to be in the range of $29.97 to $31.73 per share compared with $25.84 per share in fiscal 2023, an increase of 19.4% at the midpoint (a decrease of $1.12 per share at the midpoint from prior guidance); and
•Fiscal 2024 outlook is based on the following market growth assumptions:
◦Commercial OEM revenue growth around 20%;
◦Commercial aftermarket revenue growth in the mid-teens percentage range; and
◦Defense revenue growth in the high-single digit to low double-digit percentage range.
Please see the attached Table 6 for a reconciliation of EBITDA, EBITDA As Defined to net income and reported earnings per share to adjusted earnings per share guidance midpoint estimated for the fiscal year ending September 30, 2024. Additionally, please see attached Table 7 for comparison of the current fiscal year 2024 guidance versus the previously issued fiscal year 2024 guidance.
Earnings Conference Call
TransDigm Group will host a conference call for investors and security analysts on February 8, 2024, beginning at 11:00 a.m., Eastern Time. To join the call telephonically, please register for the call at https://register.vevent.com/register/BId304dd52a3314cd18f6b1ae4b05f3b24. Once registered, participants will receive the dial-in information and a unique pin to access the call. The dial-in information and unique pin will be sent to the email used to register for the call. The unique pin is exclusive to the registrant and can only be used by one person at a time. A live audio webcast of the call can also be accessed online at http://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”

The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time.

About TransDigm Group
TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, batteries and chargers, engineered latching and locking devices, engineered rods, engineered connectors and elastomer sealing solutions, databus and power controls, cockpit security components and systems, specialized and advanced cockpit displays, engineered audio, radio and antenna systems, specialized lavatory components, seat belts and safety restraints, engineered and customized interior surfaces and related components, advanced sensor products, switches and relay panels, thermal protection and insulation, lighting and control technology, parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems and specialized flight, wind tunnel and jet engine testing services and equipment.
Non-GAAP Supplemental Information
EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items recorded as corporate expenses, including non-cash compensation charges incurred in connection with TransDigm Group's stock incentive or deferred compensation plans, foreign currency gains and losses, acquisition-integration costs, acquisition and divestiture transaction-related expenses, and refinancing costs. Acquisition and divestiture-related costs represent accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into the Company’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs for both acquisitions and divestitures comprising deal fees; legal, financial and tax diligence expenses and valuation costs that are required to be expensed as incurred and other acquisition accounting adjustments. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, non-cash compensation charges incurred in connection with TransDigm Group's stock incentive or deferred compensation plans, foreign currency gains and losses, acquisition-integration costs, acquisition and divestiture transaction-related expenses, and refinancing costs. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total outstanding shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined, adjusted net income and adjusted earnings per share, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.
None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under U.S. GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with U.S. GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.
Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with U.S. GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements, necessary to service interest payments on our indebtedness;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Forward-Looking Statements
Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2024 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.
All forward-looking statements involve risks and uncertainties that could cause TransDigm Group’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; supply chain constraints; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; failure to complete or successfully integrate acquisitions; our indebtedness; current and future geopolitical or other worldwide events, including, without limitation, wars or conflicts and public health crises; cybersecurity threats; risks related to the transition or physical impacts of climate change and other natural disasters or meeting sustainability-related voluntary goals or regulatory requirements; our reliance on certain customers; the United States (“U.S.”) defense budget and risks associated with being a government supplier including government audits and investigations; failure to maintain government or industry approvals; risks related to changes in laws and regulations, including increases in compliance costs; potential environmental liabilities; liabilities arising in connection with litigation; risks and costs associated with our international sales and operations; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s most recent Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Investor Relations
216-706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN WEEK PERIODS ENDED		Table 1
DECEMBER 30, 2023 AND DECEMBER 31, 2022
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended
	December 30, 2023	December 31, 2022
NET SALES	$1,789	$1,397
COST OF SALES	747	604
GROSS PROFIT	1,042	793
SELLING AND ADMINISTRATIVE EXPENSES	220	169
AMORTIZATION OF INTANGIBLE ASSETS	35	34
INCOME FROM OPERATIONS	787	590
INTEREST EXPENSE—NET	300	286
REFINANCING COSTS	—	4
OTHER INCOME	(1)	(1)
INCOME FROM OPERATIONS BEFORE INCOME TAXES	488	301
INCOME TAX PROVISION	106	72
NET INCOME	382	229
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	(1)
NET INCOME ATTRIBUTABLE TO TD GROUP	$382	$228
NET INCOME APPLICABLE TO TD GROUP COMMON STOCKHOLDERS	$281	$190

Earnings per share attributable to TD Group common stockholders:
Basic and diluted	$4.87	$3.33
Cash dividends declared per common share	$35.00	$—

Weighted-average shares outstanding:
Basic and diluted	57.7	57.1

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF
EBITDA, EBITDA AS DEFINED TO NET INCOME
FOR THE THIRTEEN WEEK PERIODS ENDED		Table 2
DECEMBER 30, 2023 AND DECEMBER 31, 2022
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended
	December 30, 2023	December 31, 2022
Net Income	$382	$229
Adjustments:
Depreciation and amortization expense	71	63
Interest expense-net	300	286
Income tax provision	106	72
EBITDA	859	650
Adjustments:
Acquisition and divestiture transaction-related expenses and adjustments (1)	2	3
Non-cash stock and deferred compensation expense (2)	51	35
Refinancing costs (3)	—	4
Other, net (4)	—	7
Gross Adjustments to EBITDA	53	49
EBITDA As Defined	$912	$699
EBITDA As Defined, Margin (5)	51.0%	50.0%

(1)
Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs for both acquisitions and divestitures comprising deal fees, legal, financial and tax due diligence expenses, and valuation costs that are required to be expensed as incurred.

(2)	Represents the compensation expense recognized by TD Group under our stock incentive plans and deferred compensation plans.

(3)	Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(4)
Primarily represents foreign currency transaction (gains) or losses, payroll withholding taxes related to dividend equivalent payments and stock option exercises, non-service related pension costs and deferred compensation payments.

(5)	The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of net sales.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF REPORTED
EARNINGS PER SHARE TO ADJUSTED EARNINGS PER SHARE
FOR THE THIRTEEN WEEK PERIODS ENDED		Table 3
DECEMBER 30, 2023 AND DECEMBER 31, 2022
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended
	December 30, 2023	December 31, 2022
Reported Earnings Per Share
Net income	$382	$229
Less: Net income attributable to noncontrolling interests	—	(1)
Net income attributable to TD Group	382	228
Less: Dividends paid on participating securities	(101)	(38)
Net income applicable to TD Group common stockholders—basic and diluted	$281	$190
Weighted-average shares outstanding under the two-class method
Weighted-average common shares outstanding	55.4	54.4
Vested options deemed participating securities	2.3	2.7
Total shares for basic and diluted earnings per share	57.7	57.1
Earnings per share—basic and diluted	$4.87	$3.33
Adjusted Earnings Per Share
Net income	$382	$229
Gross Adjustments to EBITDA	53	49
Purchase accounting backlog amortization	1	1
Tax adjustment (1)	(23)	(18)
Adjusted net income	$413	$261
Adjusted diluted earnings per share under the two-class method	$7.16	$4.58
Diluted Earnings Per Share to Adjusted Earnings Per Share
Diluted earnings per share from net income attributable to TD Group	$4.87	$3.33
Adjustments to diluted earnings per share:
Inclusion of the dividend equivalent payments	1.75	0.67
Acquisition and divestiture transaction-related expenses and adjustments	0.04	0.05
Non-cash stock and deferred compensation expense	0.68	0.46
Refinancing costs	—	0.05
Tax adjustment on income from operations before taxes (1)	(0.17)	(0.08)
Other, net	(0.01)	0.10
Adjusted earnings per share	$7.16	$4.58

(1)
For the thirteen week periods ended December 30, 2023 and December 31, 2022, the Tax adjustment represents the tax effect of the adjustments at the applicable effective tax rate, as well as the impact on the effective tax rate when excluding the excess tax benefits on stock option exercises. Stock compensation expense is excluded from adjusted net income and therefore we have excluded the impact that the excess tax benefits on stock option exercises have on the effective tax rate for determining adjusted net income.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF NET CASH
PROVIDED BY OPERATING ACTIVITIES TO EBITDA, EBITDA AS DEFINED
FOR THE THIRTEEN WEEK PERIODS ENDED		Table 4
DECEMBER 30, 2023 AND DECEMBER 31, 2022
(Amounts in millions)
(Unaudited)
	Thirteen Week Periods Ended
	December 30, 2023	December 31, 2022
Net cash provided by operating activities	$636	$377
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions and sales of businesses	(126)	(49)
Interest expense-net (1)	289	277
Income tax provision-current	106	72
Loss contract amortization	5	12
Non-cash stock and deferred compensation expense (2)	(51)	(35)
Refinancing costs (3)	—	(4)
EBITDA	859	650
Adjustments:
Acquisition and divestiture transaction-related expenses and adjustments (4)	2	3
Non-cash stock and deferred compensation expense (2)	51	35
Refinancing costs (3)	—	4
Other, net (5)	—	7
EBITDA As Defined	$912	$699

(1)	Represents interest expense excluding the amortization of debt issuance costs and premium and discount on debt.

(2)	Represents the compensation expense recognized by TD Group under our stock incentive plans and deferred compensation plans.

(3)	Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(4)
Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs for both acquisitions and divestitures comprising deal fees, legal, financial and tax due diligence expenses, and valuation costs that are required to be expensed as incurred.

(5)
Primarily represents foreign currency transaction (gains) or losses, payroll withholding taxes related to dividend equivalent payments and stock option exercises, non-service related pension costs and deferred compensation payments.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - BALANCE SHEET DATA		Table 5
(Amounts in millions)
(Unaudited)
	December 30, 2023	September 30, 2023
Cash and cash equivalents	$4,135	$3,472
Trade accounts receivable—Net	1,145	1,230
Inventories—Net	1,708	1,616
Current portion of long-term debt	81	71
Short-term borrowings—trade receivable securitization facility	449	349
Accounts payable	288	305
Accrued and other current liabilities	1,000	854
Long-term debt	21,346	19,330
Total TD Group stockholders’ deficit	(3,513)	(1,984)

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME AND REPORTED EARNINGS PER
SHARE TO ADJUSTED EARNINGS PER SHARE GUIDANCE MIDPOINT
FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2024	Table 6
(Amounts in millions, except per share amounts)
(Unaudited)
GUIDANCE MIDPOINT
Fiscal Year Ended September 30, 2024
Net Income	$1,611
Adjustments:
Depreciation and amortization expense	292
Interest expense-net	1,380
Income tax provision	481
EBITDA	3,764
Adjustments:
Acquisition transaction-related expenses and adjustments (1)	22
Non-cash stock and deferred compensation expense (1)	190
Refinancing costs (1)	—
Other, net (1)	9
Gross Adjustments to EBITDA	221
EBITDA As Defined	$3,985
EBITDA As Defined, Margin (1)	52.0%

Earnings per share	$26.13
Adjustments to earnings per share:
Inclusion of the dividend equivalent payments	1.75
Non-cash stock and deferred compensation expense	2.53
Acquisition transaction related expenses and adjustments	0.31
Refinancing costs	—
Other, net	0.13
Adjusted earnings per share	$30.85

Weighted-average shares outstanding	57.8

(1)	Refer to Table 2 above for definitions of Non-GAAP measurement adjustments.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION
CURRENT FISCAL YEAR 2024 GUIDANCE VERSUS
PRIOR FISCAL YEAR 2024 GUIDANCE			Table 7
(Amounts in millions, except per share amounts)
(Unaudited)
	Current Fiscal Year 2024 Guidance Issued February 8, 2024	Prior Fiscal Year 2024 Guidance Issued November 9, 2023	Change at Midpoint

Net Sales	$7,575 to $7,755	$7,480 to $7,680	$85

GAAP Net Income	$1,560 to $1,662	$1,641 to $1,753	$(86)

GAAP Earnings Per Share	$25.25 to $27.01	$26.61 to $28.55	$(1.45)

EBITDA As Defined	$3,920 to $4,050	$3,870 to $4,010	$45

Adjusted Earnings Per Share	$29.97 to $31.73	$31.00 to $32.94	$(1.12)

Weighted-Average Shares Outstanding	57.8	57.8	—